Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.

INFOSONICS CORPORATION

COMMON STOCK PURCHASE WARRANT

InfoSonics Corporation, a Maryland corporation (the “Company”) hereby certifies that, for value received,                                            (the “Holder”) is entitled to the right and warrant (the “Warrant”) to purchase all or any part of an aggregate of                             shares(1) of the authorized and unissued Common Stock of the Company (the “Warrant Shares”) subject to adjustment as provided in this Agreement, pursuant to the terms and conditions set forth in this Agreement.  Capitalized terms not defined herein shall have the meanings given them in that certain Securities Purchase Agreement dated as of January 30, 2006 by and between the Holder and the Company (the “Securities Purchase Agreement”).

1.                                       Warrant Price.  At any time when shares are to be purchased pursuant to this Agreement, the exercise price for each Warrant Share shall be equal to $18.38 (the “Warrant Price”), subject to adjustment as provided in this Agreement.

2.                                       Exercise Period.  The period for the exercise of the Warrant (the “Exercise Period”) shall commence on August 2, 2006 and shall terminate at 5:00 p.m., Denver, Colorado time on February 2, 2010, unless terminated earlier as provided herein.

3.                                       Exercise of Warrant.

(a)                                  The Warrant may be exercised in whole or in part by delivering to the President of the Company at the address of the Company’s principal office a Notice and Agreement of Exercise of Warrant, substantially in the form attached hereto as Exhibit A, specifying the number of Warrant Shares with respect to which the Warrant is exercised, and either:

(i)                                                       full payment of an amount equal to the Warrant Price multiplied by the number of Warrant Shares then being purchased (such aggregate amount of money, the “Purchase Price”).  Payment shall be made by cleared funds.  The Warrant may not be exercised in part unless the purchase price for the Warrant Shares purchased is at least $1,000 or unless the entire remaining portion of the Warrant is being exercised; or

(1)  30% warrant coverage.

(ii)                                                    notwithstanding any provisions herein to the contrary, if during the Exercise Period (a) the fair market value of one share of the Common Stock is greater than the Warrant Price (at the date of calculation as set forth below), and (b) there is no effective registration statement on file with the Securities Exchange Commission registering the resale of the Warrant Shares available for use by Holder, then in lieu of exercising this Warrant by payment of cash or by check, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice and Agreement of Exercise of Warrant in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where:

X	=	the number of shares of Common Stock to be issued to the Holder

Y	=

the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)

A	=	the average VWAP per share for the five Trading Days immediately preceding the date of such election; and

B	=	the Exercise Price (as adjusted to the date of such calculation)

For purposes of this Section 3(a) and Section 9(b), “VWAP” means, for the Common Stock for any date or period of days, the dollar volume-weighted average price for such security on the American Stock Exchange (the “AMEX”), during the AMEX official trading period for each such day, as reported by Bloomberg Financial Markets (“Bloomberg”) through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the official trading period for the electronic bulletin board for each such day, as reported by Bloomberg, or if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC.  If the VWAP cannot be calculated for a security on a particular date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as determined by the Company in good faith.  All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

For any period of time, the average VWAP of a security shall be calculated by (i) multiplying the price of each trade during that period by the number of shares traded in that trade, (ii) adding together the totals for each such trade, and (iii) dividing the sum of all these totals by the aggregate number of shares traded in all the trades.

(b)                                 Promptly upon receipt of the Notice and Agreement of Exercise of Warrant together with the full payment of the Purchase Price or pursuant to a cashless exercise described in 4(a) above, the Company shall (i) deliver to the Holder a properly executed certificate or certificates representing the Warrant Shares being purchased; or (ii) upon request of the Holder, use its best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.  This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  Upon surrender of this Warrant following one or more partial exercises, the Company shall issue, or cause to be issued, at its expense, a new warrant certificate evidencing the right of Holder to purchase the remaining number of Warrants.

4.                                       Limitation on Exercise.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  Each delivery of a Notice and Agreement of Exercise of Warrant hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 4 and determined that issuance of the full number of shares of Common Stock requested in such Notice and Agreement of Exercise of Warrant is permitted under this Section 4.  The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended (and shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation, but in no event later than the termination of the Exercise Period.  The Company shall have no liability to Holder as a result of the Company’s reliance on and/or compliance with either (i) a Notice and Agreement of Exercise of Warrant delivered to the Company by Holder, or (ii) a notice from the Company to the Holder that Holder may, or a request that Holder undertake to, issue shares of its common stock to Holder or an Affiliate of Holder. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

5.                                       Withholding Taxes.  The Company may take such steps as it deems necessary or appropriate for the withholding of any taxes which the Company is required by any law or regulation or any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the Warrant including, but not limited to, the withholding of all or any portion of any payment owed by the Company to the Holder or the withholding of issuance of Warrant Shares to be issued upon the exercise of the Warrant.

6.                                       Securities Laws Requirements.  The issuance of the Warrant has not been registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon an exemption from registration.

7.                                       Restrictions on Transfer.  There are substantial restrictions on the transferability of the Warrant and the Warrant Shares.  The Warrant is not transferable except to (a) direct members of Holder’s immediate family; or (b) a trust or other entity owned or controlled by, or for the benefit of, only Holder and/or members of Holder’s immediate family.  The Warrant Shares cannot otherwise be transferred, pledged, hypothecated, sold or otherwise disposed of unless they are registered under the 1933 Act or an exemption from such registration is available and established to the satisfaction of the Company; except as set forth in the Securities Purchase Agreement, investors in the Company have no rights to require that the Warrant Shares be registered; there is no right of presentment of the Warrant Shares and there is no obligation by the Company to repurchase any of the Warrant Shares; and, accordingly, Holder may have to hold the Warrant Shares indefinitely and it may not be possible for Holder to liquidate Holder’s investment in the Company.  Each certificate issued representing the Warrant Shares shall be imprinted with a legend that sets forth a description of the restrictions on transferability of those securities, which legend will read substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND ARE ‘RESTRICTED SECURITIES’ AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY THROUGH REASONABLE MEANS AS DETERMINED BY THE COMPANY, INCLUDING AN OPINION OF SELLER’S COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY.”

Except as provided in the Securities Purchase Agreement, the restrictions described above, or notice thereof, may be placed on the certificates representing the Warrant Shares purchased pursuant to the Warrant, and the Company may refuse to issue the certificates or to transfer the shares on its books unless it is satisfied that no violation of such restrictions will occur.

8.                                       Redemption by Company.

(a)                                  Right of Redemption.  Notwithstanding any other provision of this Agreement, the Company may repurchase, out of any funds legally available therefor, any Warrants during the Exercise Period that have not been exercised by Holder in the event that the closing market price of the Company’s common stock as reported by Bloomberg equals or exceeds 150 percent of the Warrant Price for any 20 out of 30 consecutive trading days.

(b)                                 Redemption Price.  The redemption price per Warrant to be paid by the Company to the Holder pursuant to Section 8(a) above shall be $0.2 (the “Redemption Price”).

(c)                                  Mechanics of Redemption.  At least 30 but no more than 60 days prior to the date fixed by the Company for any redemption of Warrants (the “Redemption Closing Date”), written notice shall be mailed by the Company, postage prepaid, to each Holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Warrants to be redeemed, at the address last shown on the records of the Company for such Holder or given by the Holder to the Company for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Company is located, notifying such Holder of the redemption to be effected, specifying the subsection hereof under which such redemption is being effected, the Redemption Closing Date, the Redemption Price, the number of such Holder’s Warrants to be redeemed, the place at which payment may be obtained and the date on which such Holder’s Exercise Period (as set forth in Section 2) as to such Warrants terminate (which date shall in no event be earlier than three (3) days’ prior to the Redemption Closing Date) and calling upon such Holder to surrender to the Company, in the manner and at the place designated, the certificate or certificates representing the Warrants to be redeemed (the “Redemption Notice”).  The Holder may exercise any portion of this Warrant at any time following receipt of a Redemption Notice and prior to the Redemption Closing Date.

(d)                                 Surrender of Certificates.  With respect to a designated Redemption Closing Date, each Holder of Warrants to be redeemed shall (unless such Holder has previously exercised his right to exercise the Warrants into Common Stock as provided in Section 3 above) surrender the certificate(s) representing the Warrants to be redeemed to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for the Warrants shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be canceled and retired.  If less than all of the Warrants represented by such certificate are redeemed, then the Company shall promptly issue a new certificate representing the unredeemed Warrants.

(e)                                  Effect of Redemption.  If the Redemption Notice shall have been duly given, and if on the Redemption Closing Date the certificates evidencing any of the Warrants so called for redemption have not been surrendered pursuant to the provisions of Section 8(d) above, then notwithstanding that the certificates evidencing any of the Warrants so called for redemption shall not have been surrendered, all exercise rights with respect to such Warrants shall be cancelled on the Company’s records after the Redemption Closing Date, such Warrants shall not thereafter be transferred on the Company’s books and all rights of the Holders of such Warrants with respect to such Warrants shall terminate after the Redemption Closing Date, except only the right of the Holders to receive the Redemption Price without interest upon surrender of their certificate(s).

(f)                                    Other Conditions of Redemption.  Notwithstanding the foregoing, the Company shall not have the right to redeem the Warrants pursuant to this Section 8 unless the following conditions are met:

(i)                                     there is an effective registration statement on file with the Securities Exchange Commission registering the sale or other transfer of the Warrant Shares by Holder that is available for use by Holder; and

(ii)                                  the Warrant Shares have been approved for listing on AMEX.

9.                                       Adjustments

(a)                                  Stock Dividends and Splits.  If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Distributions Made Prior to Exercise.  If the Company, at any time while this Warrant is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by Section 9(a)), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, a “Distribution”), then in each such case any Warrant Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Warrant Price by a fraction of which (i) the numerator shall be the VWAP (see definition in Section 3(a) above) on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the VWAP on the Trading Day immediately preceding such record date.

(c)                                  Fundamental Transactions.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into (whether or not the Company is the surviving corporation) another Person, (ii) the Company effects any sale, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; provided, however, that for avoidance of doubt, the granting of a lien on all or substantially all of the Company’s assets as collateral shall not be deemed a Fundamental Transaction hereunder, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  The aggregate Warrant Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Warrant Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

10.                                 Common Stock to be Received upon Exercise.  Holder understands that (a) the Company is under no obligation to register the issuance of the Warrant Shares, (b) the Company’s obligation to register the resale of the Warrant Shares under the 1933 Act is as set forth in Section 6 of the Securities Purchase Agreement, and (c) in the absence of any such registration, the Warrant Shares cannot be sold unless they are sold pursuant to an exemption from registration under the 1933 Act.  Holder also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can be made only in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another exemption under the 1933 Act will be required.  Thus, the Warrant Shares will have to be held indefinitely in the absence of registration under the 1933 Act or an exemption from registration.

11.                                 Privilege of Ownership.  Holder shall not have any of the rights of a stockholder with respect to the shares covered by the Warrant except to the extent that one or more certificates for such shares shall be delivered to him or her upon exercise of the Warrant.

12.                                 Notices.  All notices, requests, demands, directions and other communications (“Notices”) concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable party at the address of such party set forth below in this Section 12.  When mailed, each such Notice shall be sent by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail.  When delivered personally, each such Notice shall be effective when delivered to the address for the respective party set forth in this Section 12, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the party to whom the Notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered.  When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent.  Each such Notice shall be addressed to the party to be notified as shown below:

(a)	if to the Company:	InfoSonics Corporation
5880 Pacific Center Drive
San Diego, CA 92121
Facsimile: (858) 373-1503
Attention: Jeffrey Klausner

(b)	if to the Holder:	At the address set forth on the Securities Purchase Agreement

Either party may change its respective address for purposes of this Section 12 by giving the other party Notice of the new address in the manner set forth above; however the address set forth on the signature page to the Securities Purchase Agreement is Holder’s true and correct residence

13.                                 General Provisions.  This instrument (a) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the party sought to be charged with such amendment or waiver, (b) shall be construed in accordance with and governed by the laws of New York, with non-exclusive jurisdictions in the U.S. federal and New York and California state courts sitting in the Cities of New York, New York, and of San Diego, California, respectively, and (c) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth.  All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural as the identity of the parties hereto may require.

IN WITNESS WHEREOF, this Agreement is effective on the date set forth above.

INFOSONICS CORPORATION

By:
Name: Joseph Ram
Title : President and Chief Executive Officer

EXHIBIT A

(To InfoSonics Corporation

Common Stock Purchase Warrant)

INFOSONICS CORPORATION

NOTICE AND AGREEMENT OF EXERCISE OF COMMON STOCK
PURCHASE WARRANT

The undersigned hereby exercises its InfoSonics Common Stock Purchase Warrant dated as of February 1, 2006 as to                        shares of the $.001 par value common stock (the “Warrant Shares”) of InfoSonics Corporation (the “Company”) at a purchase price of $18.38 per share.

☐                                    Enclosed is payment of the total exercise price for these Warrant Shares of $                .

☐                                    The undersigned hereby elects to purchase shares of Common Stock of the Company pursuant to the terms of the cashless exercise provisions set forth in Section 4(a)(ii) of the attached Warrant and shall tender payment of all applicable transfer taxes, if any.

(a)                                  Following this exercise, the Warrant shall be exercisable to purchase a total of                       Warrant Shares.

(b)                                 Notwithstanding anything to the contrary contained herein, this Notice shall constitute a representation by Holder that, after giving effect to the exercise provided for in this Notice, the Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 4 of the Warrant.

(c)                                  All documents, records books and other information pertaining to an investment in the Warrant Shares that have been required by the Holder have been made available or delivered to Holder.

Warrant Shares in the amount specified above are to be issued in the name or names set forth below.

Printed Name of Holder

By:
Signature

Printed Name and Title

Address

City, State and Zip Code